Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271074

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 12, 2023)

Up to $4,391,000

Common Stock

We previously entered into an Open Market Sale AgreementSM, or sales agreement, with Jefferies LLC, or Jefferies, dated March 27, 2020, relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, pursuant to this prospectus supplement we may offer and sell shares of our common stock having an aggregate offering price of up to an additional $4,391,000, from time to time through Jefferies, acting as sales agent. We will be required to file another prospectus supplement in the event we want to offer more than $4,391,000 of shares of our common stock in accordance with the sales agreement.

Sales of the shares of common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of 3.0% of the gross sales price of the shares sold pursuant to the sales agreement. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including civil liabilities under the Securities Act.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $13.3 million, based on 28,911,910 shares of outstanding common stock held by non-affiliates as of May 17, 2023 and a price per share of $0.46, the closing price of our common stock on April 19, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we offer to sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. We have sold 74,214 shares of our common stock for gross proceeds of $41,507 pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement. As a result of the one-third limitation and prior sales, we are now able to offer and sell up to approximately $4.4 million of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.

Our common stock trades on the Nasdaq Capital Market under the symbol “VCNX.” On May 17, 2023, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.3898 per share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we are eligible for reduced public company reporting requirements. Please see “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, page 5 of the accompanying base prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is May 19, 2023

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, dated April 12, 2023, including the documents incorporated by reference into it, provides more general information, some of which may not apply to the shares of common stock offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying base prospectus — the statement in the document having the later date modifies or supersedes the earlier statement unless otherwise specified.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference into this prospectus and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering. We have not, and Jefferies has not, authorized any dealer, salesperson, or other person to provide any information or to make any representation other than those contained or incorporated by reference into this prospectus or into any free writing prospectus prepared by or on our behalf or to which we have referred you. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We and Jefferies take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Jefferies is not, making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference into this prospectus and in any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering is accurate only as of the date of each such respective document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, including the documents incorporated by reference, and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Incorporation By Reference” and “Where You Can Find Additional Information.”

Other than in the United States, no action has been taken by us or Jefferies that would permit a public offering of the common stock offered by this prospectus in any jurisdiction where action for that purpose is required. The common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of the shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the common stock offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

References in this prospectus supplement to “Vaccinex,” the “Company,” “we,” “our,” or “us” mean Vaccinex, Inc. and its subsidiaries except where the context otherwise requires.

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which statements involve substantial risks and uncertainties. All statements contained in this prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” “continue” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. Forward-looking statements included in this prospectus supplement include, but are not limited to, statements regarding:

•	our ability to continue as a going concern;

•	our ability to regain compliance with the Nasdaq listing requirements;

•	our ability to service our outstanding debt obligations;

•	our estimates regarding our expenses, future revenues, anticipated capital requirements and our needs for additional financing;

•	the implementation of our business model and strategic plans for our business and technology;

•	the timing and success of the commencement, progress, and receipt of data from any of our preclinical and clinical trials;

•	interim and preliminary data and our expectations for later clinical trials based on such data;

•	our expectations regarding the potential safety, efficacy, or clinical utility of our product candidates;

•	the expected results of any clinical trial and the impact on the likelihood or timing of any regulatory approval;

•	the difficulties in obtaining and maintaining regulatory approval of our product candidates;

•	the rate and degree of market acceptance of any of our product candidates;

•	the success of competing therapies and products that are or become available;

•	regulatory developments in the United States and foreign countries;

•	current and future legislation regarding the healthcare system;

•	the scope of protection we establish and maintain for intellectual property rights covering our technology;

•	developments relating to our competitors and our industry;

•	our ability to recruit or retain key scientific or management personnel or to retain our executive officers;

•	the performance of third parties, including collaborators, contract research organizations and third-party manufacturers;

•	the development of our commercialization capabilities, including the need to develop or obtain additional capabilities; and

•	our use of the proceeds from the offerings of our common stock.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail in the risk factors in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and page 5 of the accompanying base prospectus, and in other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, after the date of this prospectus supplement, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider in making your investment decision. For a more complete understanding of our company and this offering, you should read carefully this entire prospectus, including the information incorporated by reference into this prospectus, and any free writing prospectus prepared by or on our behalf that we have authorized for use in connection with this offering, including the “Risk Factors” section beginning on page S-6 of this prospectus supplement, the “Risk Factors” section beginning on page 5 of the accompanying base prospectus, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference into this prospectus.

Our Company

We are a clinical-stage biotechnology company engaged in the discovery and development of targeted biotherapeutics to treat serious diseases and conditions with unmet medical needs, including neurodegenerative diseases, cancer, and autoimmune disorders. We believe we are the leader in the field of semaphorin 4D, or SEMA4D, biology and that we are currently the only company targeting SEMA4D as a potential treatment for neurodegenerative diseases, cancer, and autoimmune disorders. SEMA4D is an extracellular signaling molecule that regulates the migration of immune and inflammatory cells to sites of injury, cancer, or infection. We are leveraging our SEMA4D antibody platform and our extensive knowledge of SEMA4D biology to develop our lead product candidate, pepinemab, an antibody that we believe utilizes novel mechanisms of action. We are focused on developing pepinemab for the treatment of Alzheimer’s disease, Huntington’s disease, head and neck cancer, and pancreatic cancer. Additionally, third party investigators are studying pepinemab in clinical trials in breast cancer, as well as in “window of opportunity” studies in other indications, including head and neck cancer and melanoma.

We have developed multiple proprietary platform technologies and are developing product candidates to address serious diseases or conditions that have a substantial impact on day-to-day functioning and for which treatment is not addressed adequately by available therapies. We employ our proprietary platform technologies, including through our work with our academic collaborators, to identify potential product candidates for sustained expansion of our internal product pipeline, and to facilitate strategic development and commercial partnerships. Our lead platform technologies include our SEMA4D antibody platform and our ActivMAb® antibody discovery platform. Our lead product candidate pepinemab is currently in clinical development for the treatment of Alzheimer’s disease, head and neck, pancreatic and breast cancer, through our efforts our through investigator-sponsored trials. Our additional product candidate VX5 is in an earlier stage of development and was selected using our ActivMAb platform. We believe our multiple platform technologies position us well for continued pipeline expansion and partnership opportunities going forward.

Our current research and development activities primarily relate to clinical development in the following indications:

•

Huntington’s Disease. We evaluated pepinemab for the treatment of Huntington’s disease in our Phase 2 SIGNAL trial. Topline data for this trial, consisting of 265 subjects, was reported in late September 2020. Although the study did not meet its prespecified primary endpoints, it provided important new information, including evidence of cognitive benefit and a reduction in brain atrophy and increase in brain metabolic activity in patients with manifest disease symptoms. An improved study design would focus on patients with early signs of cognitive or functional deficits because they appeared to derive the greatest treatment benefit. We are evaluating our development strategy in terms of business opportunities and other near-term clinical activities. To advance planning for a potential Phase 3 study of pepinemab in Huntington’s disease, we requested a Type C meeting with the U.S. Food and Drug Administration, or the FDA, to discuss details of the study design and key endpoints, and the FDA has granted this meeting request.

•

Cancer Studies. We and others have shown that SEMA4D, the target of pepinemab, is highly expressed in head and neck cancer where it impedes recruitment and activation of dendritic cells and cytotoxic T cells that can attack the tumor while also inducing differentiation of myeloid derived suppressor cells that inhibit tumoricidal immune activity. Head and neck cancer is, therefore, a cancer in which we believe immunotherapy with pepinemab in combination with a checkpoint inhibitor such as KEYTRUDA® (pembrolizumab) could have a significant therapeutic impact. We have entered into a collaboration with Merck Sharp & Dohme, which is supplying KEYTRUDA, for first-line treatment of up to 65 head and neck cancer patients in a Phase 1b/2 trial. In a similar arrangement, we are collaborating with Merck KGaA (EMD Serono in the U.S.), which is supplying Bavencio® (avelumab), another checkpoint inhibitor, for evaluation in a Phase 1b/2 trial in combination with pepinemab in pancreatic cancer. Pepinemab is also being evaluated by third parties in investigator-sponsored trials for breast cancer, and in multiple “window of opportunity” studies in additional cancer indications.

•

Alzheimer’s Disease. In April 2023, we reached our enrollment target of 40 participants for the Phase 1b/2 SIGNAL-AD study evaluating pepinemab as a potential treatment for people with mild dementia due to Alzheimer’s disease. SIGNAL-AD topline data is expected in mid-2024, after all the participants have received 12 months of treatment.

Corporate Information

We were incorporated under the laws of the State of Delaware in April 2001. Our principal executive offices are located at 1895 Mount Hope Avenue, Rochester, New York 14620, and our telephone number is (585) 271-2700. Our website address is www.vaccinex.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision to purchase our common stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Section 107(b) of the JOBS Act provides that an emerging growth company can leverage the extended transition period, provided in Section 102(b) of the JOBS Act, for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We have elected to use this extended transition period and, as a result, our condensed consolidated financial statements may not be comparable to companies that comply with public company effective dates of such accounting standards.

We will no longer be an “emerging growth company” after December 31, 2023 and will be unable to take advantage of the exemptions from various requirements applicable to public companies including those discussed above.

We are also a “smaller reporting company” and will remain a smaller reporting company while we have determined that either (i) the market value of our stock held by non-affiliates was less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including many of the same exemptions from disclosure obligations that are available to emerging growth companies, such as reduced disclosure obligations regarding executive compensation. We may take advantage of one or more of these reporting exemptions until we are no longer a smaller reporting company.

THE OFFERING

Common stock offered by us:	Shares having an aggregate offering price of up to $4,391,000.

Common stock to be outstanding following the offering:	Up to 66,121,120 shares (as more fully described in the notes following this table), assuming sales of 11,264,751 shares of our common stock in this offering at an offering price of $0.3898 per share, which was the last reported sale price of our shares on the Nasdaq Capital Market on May 17, 2023. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution:	“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading markets for our common stock through our sales agent, Jefferies. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of Proceeds:	We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures and clinical trial expenditures including in relation to our lead drug candidate, pepinemab, in cancer and neurodegenerative disease, among other things. See “Use of Proceeds.”

Risk Factors:	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, the “Risk Factors” section on page 5 of the accompanying base prospectus and the documents incorporated by referenced into this prospectus.

Nasdaq Capital Market symbol:	“VCNX”

The number of shares of our common stock to be outstanding after this offering is based on 54,856,369 shares of our common stock outstanding as of March 31, 2023 and excludes:

•	7,908,516 shares of our common stock issued in a private placement on May 15, 2023;

•	2,521,118 shares of our common stock issued to the Alzheimer’s Drug Discovery Foundation on May 17, 2023 for funding under a grant agreement;

•

2,341,193 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2023 at a weighted-average exercise price of $2.75 per share, and any exercise after that date; and

•	823,331 additional shares of our common stock available for future issuance under our 2018 Omnibus Incentive Plan, or the 2018 Plan, as of March 31, 2023.

RISK FACTORS

We operate in rapidly changing business environments that present numerous risks, many of which are driven by factors we cannot control or predict. You should consider carefully the risks and uncertainties described below, together with the documents incorporated by reference into this prospectus, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2022 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference into this prospectus. We cannot assure you that any of the events discussed below will not occur. These events as well as additional risks and uncertainties we are unaware of, or currently believe are not material, could have a material and adverse impact on our business, results of operations, financial condition, and cash flows.

Risks Related to This Offering

A substantial number of shares of our common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that any of the $4,391,000 worth of shares being offered under this prospectus supplement will be sold or the price at which any such shares might be sold, assuming that an aggregate of 11,264,751 shares of our common stock are sold during the term of the sales agreement with Jefferies, in each case, for example, at a price of $0.3898 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on May 17, 2023, upon completion of this offering, based on 54,856,369 shares outstanding as of March 31, 2023, we will have outstanding an aggregate of 66,121,120 shares of common stock, assuming no exercise of outstanding stock options. All of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares of common stock or other securities convertible into or exchangeable for our shares in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing common stock or other securities convertible into or exchangeable for our common stock in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of common stock or other securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the use of the net proceeds from this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. These net proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. See “Use of Proceeds” on page S-8 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

Investors in this offering will experience immediate dilution in the book value per share of the common stock purchased in the offering.

The common stock sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $4,391,000 at an assumed offering price of $0.3898 per share, the last reported sale price of our common stock on May 17, 2023 on the Nasdaq Capital Market, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of March 31, 2023 would have been approximately $6.6 million, or approximately $0.10 per share. This represents an immediate increase in net tangible book value of approximately $0.06 per share to our existing shareholders and an immediate dilution in as-adjusted net tangible book value of approximately $0.29 per share to new investors participating in this offering. See “Dilution” on page S-9 of this prospectus supplement.

The actual number of shares we will issue under the sales agreement with Jefferies, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with Jefferies and compliance with applicable law, we have the discretion to deliver placement notices to Jefferies at any time throughout the term of the sales agreement. The number of shares that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Jefferies.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We have never paid do not anticipate paying cash dividends on shares of our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Furthermore, we may in the future become subject to additional contractual restrictions on, or prohibitions against, the payment of dividends.

USE OF PROCEEDS

We may issue and sell our shares of common stock having aggregate sales proceeds of up to $4,391,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing.

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures and clinical trial expenditures including in relation to our lead drug candidate, pepinemab, in cancer and neurodegenerative disease, among other things.

The precise amount and timing of the application of these net proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts and the timing and progress of any partnering efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. Accordingly, our management will have broad discretion in the timing and application of these net proceeds.

DILUTION

If you invest in our securities in this offering, you will experience immediate dilution to the extent of the difference between the price per share of our common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. As of March 31, 2023, our historical net tangible book value was approximately $2.4 million, or $0.04 per share of our common stock. Our historical net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of March 31, 2023.

After giving effect to the assumed sale of our shares of common stock in the aggregate amount of $4,391,000 at an assumed offering price of $0.3898 per share, the last reported sale price of our common stock on May 17, 2023 on the Nasdaq Capital Market, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of March 31, 2023 would have been approximately $6.6 million, or approximately $0.10 per share of our common stock. This amount represents an immediate increase in net tangible book value of approximately $0.06 per share to our existing stockholders and immediate dilution of approximately $0.29 per share of our common stock to purchasers in this offering. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share of common stock		$0.3898
Net tangible book value (deficit) per share as of March 31, 2023	$0.0438
Increase in net tangible book value per share of common stock attributable to investors purchasing our common stock in this offering	$0.0551

Adjusted net tangible book value per share of common stock immediately after this offering		$0.0989

Dilution per share of common stock to investors purchasing shares of our common stock in this offering		$0.2909

The number of shares of our common stock to be outstanding after this offering is based on 54,856,369 shares of our common stock outstanding as of March 31, 2023 and excludes:

•	7,908,516 shares of our common stock issued in a private placement on May 15, 2023;

•	2,521,118 shares of our common stock issued to the Alzheimer’s Drug Discovery Foundation on May 17, 2023 for funding under a grant agreement;

•

2,341,193 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2023 at a weighted-average exercise price of $2.75 per share, and any exercise after that date; and

•	823,331 additional shares of our common stock available for future issuance under our 2018 Omnibus Incentive Plan, or the 2018 Plan, as of March 31, 2023.

To the extent that any of our outstanding options are exercised, new options are issued under the 2018 Plan or pursuant to inducement awards, or we issue additional shares of common stock in the future, there will be further dilution to new investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have previously entered into a sales agreement with Jefferies, under which we may offer and sell shares of common stock from time to time through Jefferies acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

We will pay Jefferies a commission equal to a rate of 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. In addition, we agreed to reimburse Jefferies for the reasonable fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel unless we and Jefferies agree otherwise. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $87,500. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement was filed as Exhibit 10.1 to our current report on Form 8-K filed under the Exchange Act on March 27, 2020 and is incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland. We are also being represented by Harter Secrest & Emery LLP, Rochester, New York with respect to certain legal matters. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for each of the documents incorporated by reference in this prospectus supplement is 001-38624. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 31, 2023;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on  Schedule 14A filed with the SEC on April 6, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 15, 2023;

•

our Current Report on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on March 23, 2023, April  3, 2023, May  12, 2023, and May 15, 2023; and

•

the description of our capital stock included under the caption “Description of Capital Stock” contained in our Registration Statement on Form 8-A filed with the SEC on August 8, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

We also incorporate by reference into this prospectus supplement all documents (other than portions of documents that are either described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC and current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Vaccinex, Inc., Attn: Corporate Secretary, 1895 Mount Hope Avenue, Rochester, New York 14620. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.vaccinex.com. The information on our website is not incorporated by reference and is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly, and current reports, proxy and information statements and other information with the SEC. This prospectus supplement is part of a registration statement that we have filed with the SEC relating to the common stock to be offered under this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock to be offered under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where you may read and copy the registration statement, as well as our reports, proxy and information statements and other information. The address of the SEC’s web site is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.vaccinex.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

PROSPECTUS

$150,000,000

Common Stock

Debt Securities

We may offer and sell common stock, debt securities, or common stock together with debt securities, up to an aggregate initial offering price of $150,000,000, from time to time in one or more offerings in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus provides a general description of the common stock and debt securities we may offer. Each time we offer either of these types of securities, we will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

We may offer and sell the securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If agents, underwriters or dealers are used to sell any of the securities with respect to which this prospectus is being delivered, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VCNX.” On March 31, 2023, the closing price of our common stock was $0.3995 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this registration statement, we may sell from time to time in one or more offerings the securities described in this prospectus for an aggregate offering price of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents incorporated by reference into this prospectus.

You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference and the information below under the captions “Where You Can Find More Information” and “Incorporation by Reference” before you invest in our securities. The information contained in this prospectus is not complete and may be changed. You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus, any documents we incorporate by reference herein or the accompanying prospectus supplement, if any, is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the documents that are incorporated by reference herein contain certain market data and industry statistics and forecasts that are based on studies and clinical trials sponsored by Vaccinex or third parties, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not verified any of this data. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the terms “Vaccinex,” “the Company,” “we,” “our,” and “us” or other similar terms mean Vaccinex, Inc. and our subsidiaries, unless we state otherwise or the context indicates otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which statements involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

•	our ability to continue as a going concern;

•	our ability to regain compliance with the Nasdaq listing requirements;

•	our ability to service our outstanding debt obligations;

•	our estimates regarding our expenses, future revenues, anticipated capital requirements and our needs for additional financing;

•	the impact of inflation on our expenses and business;

•	the implementation of our business model and strategic plans for our business and technology;

•	the timing and success of the commencement, progress and receipt of data from any of our preclinical and clinical trials;

•	interim and preliminary data and our expectations for later clinical trials based on such data;

•	our expectations regarding the potential safety, efficacy or clinical utility of our product candidates;

•	the expected results of any clinical trial and the impact on the likelihood or timing of any regulatory approval;

•	the difficulties in obtaining and maintaining regulatory approval of our product candidates;

•	the rate and degree of market acceptance of any of our product candidates;

•	the success of competing therapies and products that are or become available;

•	regulatory developments in the United States and foreign countries;

•	current and future legislation regarding the healthcare system;

•	the scope of protection we establish and maintain for intellectual property rights covering our technology;

•	developments relating to our competitors and our industry;

•	our ability to recruit or retain key scientific or management personnel or to retain our executive officers;

•	the performance of third parties, including collaborators, contract research organizations and third-party manufacturers;

•	the development of our commercialization capabilities, including the need to develop or obtain additional capabilities; and

•	our use of the proceeds from the offerings of our common stock.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

Company Overview

We are a clinical-stage biotechnology company engaged in the discovery and development of targeted biotherapeutics to treat serious diseases and conditions with unmet medical needs, including cancer, neurodegenerative diseases and autoimmune disorders. We believe we are the leader in the field of semaphorin 4D, or SEMA4D, biology and that we are currently the only company targeting SEMA4D as a potential treatment for cancer, neurodegenerative diseases or autoimmune disorders. SEMA4D is an extracellular signaling molecule that regulates the migration and activation of immune and inflammatory cells at sites of injury, cancer or infection. We are leveraging our SEMA4D antibody platform and our extensive knowledge of SEMA4D biology to develop our lead product candidate, pepinemab (also known as VX15/2503), an antibody that we believe exploits novel mechanisms of action. We are focused on the development of pepinemab for the treatment of certain cancer indications, and in particular head and neck squamous cell carcinoma, or HNSCC, pancreatic ductal adenocarcinoma, or PDAC, and neurodegenerative diseases including Huntington’s disease, or HD, and Alzheimer’s disease, or AD. Additionally, third party investigators are studying pepinemab in clinical trials in breast cancer as well as in “window of opportunity” studies in other indications, including HNSCC and melanoma.

We have developed multiple proprietary platform technologies which have potential to develop product candidates against novel targets that could address serious diseases or conditions that have a substantial impact on day-to-day functioning and for which treatment is not addressed adequately by currently available therapies. We employ our proprietary platform technologies, including through our work with our academic collaborators, to identify potential product candidates for sustained expansion of our internal product pipeline, and to facilitate strategic development and commercial partnerships. Our lead platform technologies include our SEMA4D antibody platform and our ActivMAb® antibody discovery platform. Our SEMA4D antibody platform is the application of our extensive knowledge of SEMA4D biology to develop our lead product candidate pepinemab for the treatment of various indications, including cancer and neuroinflammatory and neurodegenerative diseases. Our ActivMAb antibody discovery platform is a proprietary human antibody discovery platform based on a novel method for expressing complex multi-pass membrane proteins or large and diverse libraries of high affinity, full-length human monoclonal antibodies on the surface of mammalian pox viruses. We believe our multiple platform technologies position us well for continued pipeline expansion and partnership opportunities going forward.

Our current research and development activities primarily relate to clinical development in the following indications:

•

Cancer Studies. We and others have shown that SEMA4D, the target of pepinemab, is highly expressed in HNSCC where it impedes recruitment and activation of cytotoxic T cells that can attack the tumor while also inducing differentiation of myeloid derived suppressor cells that inhibit any remaining tumoricidal immune activity. HNSCC, which characteristically expresses high levels of myeloid suppressor cells, is, therefore, a cancer in which we believe immunotherapy with pepinemab in combination with a checkpoint inhibitor such as Keytruda® (pembrolizumab) merits investigation. We have entered into a collaboration with Merck Sharp & Dohme Corp., or Merck, a subsidiary of Merck & Co. Inc., which is supplying Keytruda, for first-line treatment of up to 65 patients with recurrent or metastatic HNSCC in a Phase 1b/2 trial. In January 2022, we reported interim safety and response data in the Phase 1b segment of the trial that indicated that the combination of pepinemab and Keytruda appears to be well tolerated. We expect to report results of a pre-planned interim analysis of results of this Phase 2 study of pepinemab in combination with Merck’s Keytruda in first-line HNSCC in mid-2023. In a similar arrangement, we are collaborating with Merck KGaA (EMD Serono in the U.S.), which is supplying Bavencio® (avelumab), another checkpoint inhibitor, for evaluation in a Phase 1b/2 trial in combination with pepinemab as second-line combination immunotherapy for patients with metastatic pancreatic adenocarcinoma (PDAC, NCT05102721). The trial will be conducted at the University of Rochester, and is being primarily funded by a Gateway Discovery Award (administered by the Conquer Cancer Foundation/ASCO).

•

Alzheimer’s Disease. In 2021, we initiated a randomized, double-blind, placebo-controlled, multi-center Phase 1/2a study of pepinemab in 40 patients with mild AD. We currently expect to complete enrollment in this trial in the first half of 2023 with topline data expected in 2024.

•

Huntington’s Disease. We evaluated pepinemab for the treatment of HD in our Phase 2 SIGNAL trial. This study was completed in September 2020 and a detailed report of treatment outcomes was published in Nature Medicine 28: 2813-2193 in 2022. Although the study did not meet its prespecified primary endpoints, it provided important new information, including evidence of cognitive benefit and a reduction in brain atrophy and increase in brain metabolic activity in patients with manifest disease symptoms. An improved study design would focus on patients with early signs of cognitive or functional deficits, as they appeared to derive the greatest treatment benefit. We are evaluating our development strategy in terms of business opportunity and other near-term clinical activities. To advance planning for a potential Phase 3 study of pepinemab in HD, we requested a meeting with the U.S. Food and Drug Administration, or the FDA, to discuss details of the study design and key endpoints. We have received notice from the FDA that they have granted this meeting request and that they will provide a written response by May 16, 2023 to questions posed in the meeting package.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in April 2001. Our principal executive offices are located at 1895 Mount Hope Avenue, Rochester, New York 14620, and our telephone number is (585) 271-2700. Our website address is www.vaccinex.com. Our website and the information contained on or accessible through our website are not incorporated by reference in, and are not considered part of, this prospectus, and any reference to our website is intended to be an inactive textual reference only. You should not rely on any such information in making your decision to purchase our common stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earliest of: (i) December 31, 2023; (ii) the last day of the first fiscal year in which our annual gross revenues are $1.235 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the first fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of one or more of these reporting exemptions until we are no longer an emerging growth company.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, and we have elected to do so.

We are also a “smaller reporting company” and will remain a smaller reporting company while we have determined that either (i) the market value of our stock held by non-affiliates was less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including many of the same exemptions from disclosure obligations that are available to emerging growth companies, such as reduced disclosure obligations regarding executive compensation. We may take advantage of one or more of these reporting exemptions until we are no longer a smaller reporting company.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, the applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference in this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I – Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and the additional risks and uncertainties set forth or incorporated by reference herein. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our common stock. As a result, you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of common stock by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, debt service costs and repayment, acquisitions of new technologies, products, or businesses, and investments. Additional information on the use of net proceeds from the sale of common stock by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering or in any free writing prospectus.

GENERAL DESCRIPTION OF OUR SECURITIES

We may offer and sell, at any time and from time to time:

•	shares of our common stock;

•	debt securities consisting of debentures, notes or other evidences of indebtedness; or

•	any combination of these securities.

This prospectus contains summary descriptions of the common stock and debt securities that we may offer and sell from time to time. When we offer any of these securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Amended and Restated Certificate of Incorporation, or Charter, and our Amended and Restated Bylaws, or Bylaws, the Delaware General Corporation Law, or DGCL, and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of March 31, 2023, there were 54,856,369 shares of common stock outstanding.

DESCRIPTION OF OUR COMMON STOCK

The following is a brief description of our common stock. Our Charter authorizes us to issue 110,000,000 shares of capital stock, divided into two classes:

•	100,000,000 shares of common stock; and

•	10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. The affirmative vote of holders of at least 66% of the voting power of all of the then outstanding shares of capital stock, voting as a single class, is required to amend certain provisions of our Charter, including provisions relating to amending our Bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction.

Directors are elected by a plurality vote of the shares represented in person or by proxy. All other actions by stockholders will be approved by a majority of votes cast except as otherwise required by law.

The holders of common stock are entitled to receive dividends ratably when, as and if declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Holders of common stock have no preemptive, subscription, redemption, sinking fund, or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Effects on our Common Stock if We Issue Preferred Stock

Our board of directors has authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors has the authority to determine the terms of each series of preferred stock, within the limits of our Charter and the laws of the state of Delaware. These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.

The issuance of any preferred stock may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock.

Anti-Takeover Effects of Provisions of our Charter and Bylaws

Our Charter and Bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control or management. These provisions include:

•

Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to make it more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•

Classified board. Our Charter provides for a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of our board.

•

Board of directors vacancies. Our Charter and Bylaws authorize only our board of directors to fill vacant directorships, unless our board of directors determines by resolution that any such vacancies shall be filled by stockholders. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

•

Stockholder action; special meetings of stockholders. Our Charter provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. Stockholders will not be permitted to cumulate their votes for the election of directors. Our Charter further provides that only the chairman of our board of directors or a majority of our board of directors may call special meetings of our stockholders.

•

Advance notice requirements for stockholder proposals and director nominations. Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.

We designed these provisions to enhance the likelihood of continued stability in the composition of our board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of us, and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Choice of Forum

Our Charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty owed by any current or former director, officer, employee or agent to us or our stockholders, any action asserting a claim against us arising pursuant to the DGCL or our Charter or Bylaws, any action to interpret, apply, enforce or determine the validity of our Charter or amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•

whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	any addition to or change in the covenants described in this prospectus or in the applicable indenture;

•	any events of default, if not otherwise described below under “Events of Default Under the Indentures”;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the denominations in which we will issue the series of debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

Consolidation, Merger or Sale

The indentures will provide that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Events of Default Under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of or any premium on any debt security of that series at its maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

•	default in the performance or breach of any other covenants or agreements in the applicable indenture with respect to the debt securities of such series; and

•	certain events relating to our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that trustee may declare the principal amount of all the securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount shall become immediately due and payable. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of all the securities of that series shall automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture. Any waiver shall cure the default or event of default.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided that:

•	the holder has previously given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceeding as trustee;

•	such holders have offered, and if requested, provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer and, if requested, provision of security or indemnity, has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding securities of that series.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may modify the indentures that govern our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in the applicable prospectus supplement.

Defeasance; Satisfaction and Discharge

The applicable prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indentures discharged and under which the indenture obligations will be deemed to be satisfied.

Information Concerning the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indentures and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell the securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers, or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer, or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by our counsel, Hogan Lovells US LLP, Baltimore, Maryland. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Vaccinex, Inc. (the “Company”) as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for each of the documents incorporated by reference in this prospectus is 001-38624. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

•	our Current Reports on Form 8-K filed with the SEC on March 23, 2023 and April 3, 2023;

•

the description of our capital stock included under the caption “Description of Capital Stock” contained in our Registration Statement on Form 8-A filed with the SEC on August 8, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including those filed after the date of the initial registration statement of which this prospectus is part and prior to the effectiveness of the registration statement, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Vaccinex, Inc., Attn: Corporate Secretary, 1895 Mount Hope Avenue, Rochester, New York 14620. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.vaccinex.com.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy and information statements and other information with the SEC. This prospectus is part of a registration statement that we have filed with the SEC relating to the common stock to be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock to be offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, where you may read and copy the registration statement, as well as our reports, proxy and information statements and other information. The address of the SEC’s web site is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.vaccinex.com.

Up to $4,391,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

May 19, 2023